As filed with the Securities and Exchange Commission on February 14, 2000
                                                                   File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            GREKA ENERGY CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Colorado                                      84-1091986
-------------------------------                          ----------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


630 Fifth Avenue, Suite 1501, New York, New York              10111
-------------------------------------------------           ---------
   (Address of Principal Executive Offices)                 (Zip Code)


          Greka Energy Corporation 1997 Non-Qualified Stock Option Plan
                   (f/k/a Petro Union, Inc. Stock Option Plan)
             Greka Energy Corporation 1999 Omnibus Stock Option Plan
          -------------------------------------------------------------
                            (Full title of the plan)

                                Randeep S. Grewal

                            Greka Energy Corporation

                          630 Fifth Avenue, Suite 1501

                            New York, New York 10111
                     --------------------------------------
                     (Name and address of agent for service)

                                 (212) 218-4680
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP

                          1225 17th Street, Suite 2300
                           Denver, Colorado 80202-5596



                                           CALCULATION OF REGISTRATION FEE

                                                         Proposed              Proposed
     Title of                                             Maximum               Maximum
    Securities                                           Offering              Aggregate       Amount of
       to be              Amount to be                     Price               Offering      Registration
    Registered            Registered(1)                Per Share (2)             Price          Fee (2)
---------------------------------------------------------------------------------------------------------

Common Stock,
no par value ............        150,000               $    5.00            $   750,000       $       198

Common Stock,
   no par value .........        225,000               $    8.25            $ 1,856,250       $       490

Common Stock,
   no par value .........      1,025,000               $    8.625           $ 8,840,625       $     2,334

      TOTALS ............     1, 400,000                 --                 $11,446,875       $     3,022
                              ==========               ===========          ===========       ===========



(1) The number of shares of common stock represents the maximum number of shares available for issuance under the Greka Energy Corporation 1997 Non-Qualified Stock Option Plan and 1999 Omnibus Stock Option Plan. This registration statement also covers an indeterminate number of additional shares of common stock as may be issuable under the stock option plans by reason of adjustments in the number of shares covered thereby as described in the stock option plans and prospectus relating to the stock option plans.

(2) The offering price and the registration fee for the securities indicated were calculated in accordance with Rule 457(h).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the 1997 Non-Qualified Stock Option Plan and 1999 Omnibus Stock Option Plan of Greka Energy Corporation (the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated herein by reference to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents are deemed to be incorporated by reference in this registration statement and to be a part hereof.

         1. The Registrant's annual report on Form 10-KSB and all amendments thereto for the year ended December 31, 1998.

         2. The Registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         3. The Registrant's current reports on Form 8-K and all amendments thereto reporting events dated each of February 18, 1999, March 15, 1999 and June 30, 1999.

         4. The Registrant's proxy statement for the Registrant's annual meeting of shareholders held December 22, 1999.

         5. The joint proxy statement for the Registrant and Saba Petroleum Company's special meetings of shareholders held March 19, 1999.

         6. The description of the Registrant's no par value common stock which is contained in the Registrant's amendment to the registration statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on September 12, 1997.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law.
The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 7.  Exemption From Registration Claimed.
------   -----------------------------------

         Inapplicable.

Item 8.  Exhibits.
------   --------

          4.1 Non-Qualified Stock Option Plan of the Registrant (f/k/a Petro Union, Inc. Stock Option Plan).

          4.2 1999 Omnibus Stock Option Plan (incorporated by reference from Annex A to the Registrant's definitive proxy statement for its annual meeting of shareholders held December 22, 1999).

          4.3  Rights   Agreement  dated  November  3,  1999   (incorporated  by
               reference from Exhibit 10.4 of the Registrant's Form 10-Q for the quarter ended September 30, 1999).

          5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the Common Stock offered hereby.

          23.1 Consent of Ballard  Spahr  Andrews & Ingersoll,  LLP (included in
               Exhibit 5.1 to this registration statement).


          23.2 Consent of Arthur Andersen LLP, independent public accountants.

          23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.

          23.4 Consent of PricewaterhouseCoopers, LLP, independent certified public accountants.

          23.5 Consent of Netherland, Sewell & Associates, Inc.

          23.6 Consent of Sproule Associates Limited.

Item 9.  Undertakings.
------   ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file,   during  any  period  in  which it  offers or sells
securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus  required by Section  10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information on the plan of distribution.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 9th day of February 2000.

                                GREKA ENERGY CORPORATION



                                By: /s/ Randeep S. Grewal
                                    --------------------------------------------
                                        Randeep  S.  Grewal,   Chief   Executive
                                        Officer  and  Chairman  of the  Board of
                                        Directors  (Principal  Executive Officer
                                        and Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title             Date
---------                         -----             ----
/s/ Randeep S. Grewal

Randeep S. Grewal             Chairman of the       February 9, 2000
                              Board of Directors

/s/ Dr. Jan F. Holtrop            Director          February 10, 2000
----------------------
Dr. Jan F. Holtrop


/s/ Susan M. Whalen               Director          February 9, 2000
-------------------
Susan M. Whalen


/s/ George Andrews                Director          February 9, 2000
------------------
George Andrews

/s/ Dai Vaughn                    Director          February 9, 2000
--------------
Dai Vaughan

                                  EXHIBIT INDEX


  Exhibit No.
  -----------
          4.1 Non-Qualified Stock Option Plan of the Registrant (f/k/a Petro Union, Inc. Stock Option Plan).

          4.2 1999 Omnibus Stock Option Plan (incorporated by reference from Annex A to the Registrant's definitive proxy statement for its annual meeting of shareholders held December 22, 1999).

          4.3  Rights   Agreement  dated  November  3,  1999   (incorporated  by
               reference from Exhibit 10.4 of the Registrant's Form 10-Q for the quarter ended September 30, 1999).

          5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the Common Stock offered hereby.

          23.1 Consent of Ballard  Spahr  Andrews & Ingersoll,  LLP (included in
               Exhibit 5.1 to this registration statement).

          23.2 Consent of Arthur Andersen LLP, independent public accountants.

          23.3 Consent of Bateman & Co., Inc., P.C., independent certified public accountants.

          23.4 Consent of PricewaterhouseCoopers, LLP, independent certified public accountants.

          23.5 Consent of Netherland, Sewell & Associates, Inc.

          23.6 Consent of Sproule Associates Limited.